Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-164031 on Form S-11 of our reports dated March 4, 2010 relating to the combined financial statements and financial statement schedules of Excel Trust, Inc. Predecessor and consolidated balance sheet of Excel Trust, Inc., our reports dated March 4, 2010 relating to the statement of revenues and certain expenses for the Grant Creek Town Center property, the 5000 South Hulen property, the Plaza at Rockwall property, the Main Street Plaza property, the St. Mariner’s Point property, and the Merchants Central Shopping Center property (which reports on the statements of revenues and certain expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, CA

April 18, 2010